UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 13, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)

(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 7.01 REGULATION FD.

On June 13, 2006 Surge Global Energy, Inc. (the “Company”) conducted an investor conference call to review the potential benefits of the business combination (the “Combination”) of Signet Energy, Inc. (“Signet”) and Andora Energy Corporation (“Andora”) previously disclosed in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 29, 2007. During the investor conference call, the Company disclosed certain information provided to the Company by Signet and Andora.

Based upon information provided to the Company by Signet and Andora, should the proposed Combination occur, net recoverable reserves would potentially increase from 31,812,000 estimated barrels to 275,800,000 estimated barrels on a post-Combination basis to include a total of 118,500,000 net probable reserves and 157,300,000 possible reserves or an increase of 767% in net recoverable reserves before applying equity interest. Surge's net working and equity interest on a pre-deal basis may increase from approximately 8,700,000 barrels to 13,700,000 barrels on a post-Combination basis. Based on the structure of the proposed Combination and the information provided to the Company by Signet and Andora, the Company anticipates a decline in its current equity interest from its combined net effective working and equity interest of 10.92% in Signet to 4.96% in the post-Combination entity on a fully diluted basis.

In addition to higher potential values from probable reserves, other benefits of the proposed Combination may include further consolidation and control of the Sawn Lake assets that the Company currently has an indirect investment in as well as potentially adding contiguous resources in the Sawn Lake area to the Company's investment.

Consummation of the Combination is contingent upon completion of a definitive arrangement agreement between Signet and Andora as well as obtaining a fairness opinion. The Company has been informed that an information circular detailing the Combination is estimated to be mailed to security holders of Signet by mid July 2007 and a meeting of security holders of Signet is estimated to be held on towards the end of August 2007 to approve the Combination.

The Company does not control the outcome of the proposed Combination and there is no assurance that the Combination will occur as contemplated. In addition, the amount of reserves and other information provided in this Report on Form 8-K has been provided by third parties and the Company has not independently verified any such information. The effects to the Company’s net equity interest could materially change.

The information in this Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Materials in this Report on Form 8-K may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps the Company may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of the Company’s forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of the Company’s stock.

Any forward-looking statements represent the Company’s expectations or forecasts only as of the date they were made and should not be relied upon as representing the Company’s expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if the Company’s expectations or forecasts change. You are advised, however, to consult any further disclosures the Company make on related subjects in the Company’s reports filed with the SEC. In particular, you should read the discussion in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and “Risk Factors” in the Company’s most recent Annual Report on Form 10-KSB, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause the Company’s actual results to differ materially from expected and historical results. Such factors include, but are not limited to, risks and uncertainties relating to the possibility that the Company will not discover bitumen, oil or gas in the quantities the Company currently anticipates. To fund the probable and proven reserve development cost effort, the Company anticipate raising a significant amount of capital which will result in substantial future dilution to existing shareholders. Other factors besides those listed there could also adversely affect the Company’s results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: June 13, 2007	By: /s/ William Greene William Greene, Chief Financial Officer